CONTACT:
John K. Schmidt
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JANUARY 28, 2008

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2007 EARNINGS

Highlights

▪	Maintained fourth quarter net interest margin at 3.87% compared to third quarter 2007
▪	Net income for the year increased $531,000 or 2% over the year 2006
▪	Noninterest income for the year grew 9% over the year 2006
▪	Total loans increased $132.2 million or 6% compared to year-end 2006
▪	Total deposits increased $64.6 million or 3% compared to year-end 2006
▪	Filed application for opening of Minnesota Bank & Trust

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net income (in millions)	$6.8	$7.5	$25.6	$25.1
Income from continuing operations (in millions)	6.8	7.5	24.0	24.3
Diluted earnings per share	0.41	0.45	1.54	1.50
Diluted earnings per share from continuing operations	0.41	0.44	1.44	1.45

Return on average assets	0.83%	0.98%	0.81%	0.86%
Return on average equity	11.86	14.62	11.88	12.86
Net interest margin	3.87	4.04	3.95	4.17

“For 2007, a difficult year for most banks and the economy in general, Heartland achieved an increase in total earnings and earnings per share.  The Company turned in a good performance with growth in loans, deposits and noninterest income while controlling noninterest expense.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, January 28, 2008—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported earnings for the fourth quarter of 2007. Net income was $6.8 million, or $0.41 per diluted share, for the quarter ended December 31, 2007, compared to $7.5 million, or $0.45 per diluted share, earned during the fourth quarter of 2006.  Return on average equity was 11.86 percent and return on average assets was 0.83 percent for the fourth quarter of 2007, compared to 14.62 percent and 0.98 percent, respectively, for the same quarter in 2006.

Net income for the year 2007 was $25.6 million, or $1.54 per diluted share, an increase of $531,000 or 2 percent over net income of $25.1 million, or $1.50 per diluted share, recorded during 2006. Return on average equity was 11.88 percent and return on average assets was 0.81 percent for 2007, compared to 12.86 percent and 0.86 percent, respectively, for 2006. During 2006, a pre-tax judgment of $2.4 million was recorded as noninterest expense, while a $286,000 award under a counterclaim was recorded as a loan loss recovery. The net after-tax effect to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for 2006 was $26.4 million, or $1.58 per diluted share. Because of the non-recurring nature of this expense, management believes that this pro-forma presentation can help investors understand Heartland’s financial performance for 2006.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “For 2007, a difficult year for most banks and the economy in general, Heartland achieved an increase in total earnings and earnings per share.  The Company turned in a good performance with growth in loans, deposits and noninterest income while controlling noninterest expense.”

The sale of Rocky Mountain Bank’s branch banking office in Broadus, Montana, was completed on June 22, 2007.  Included in the sale were $20.9 million of loans and $30.2 million of deposits. The results of operations of the branch are reflected on the income statement as discontinued operations for the prior periods reported. Also included on the income statement as discontinued operations for the prior periods are the results of operations of ULTEA, Inc., Heartland’s fleet leasing subsidiary, which was sold to ALD Automotive on December 22, 2006. During 2007, income from discontinued operations included a $2.4 million pre-tax gain recorded as a result of the sale of the Broadus branch.

Income from continuing operations was $6.8 million, or $0.41 per diluted share, during the fourth quarter of 2007 compared to $7.5 million, or $0.44 per diluted share, during the fourth quarter of 2006. This decrease in earnings from continuing operations was primarily a result of a higher provision for loan losses, which was $3.3 million during the fourth quarter of 2007 compared to a reversal of $157,000 during the fourth quarter of 2006. For the year 2007, income from continuing operations was $24.0 million, or $1.44 per diluted share, compared to $24.3 million, or $1.45 per diluted share, during 2006. Exclusive of the $1.3 million one-time expense associated with the court case mentioned earlier, Heartland’s net income from continuing operations for 2006 was $25.6 million, or $1.53 per diluted share. Growth in net interest income and noninterest income during 2007 partially offset the additional provision for loan losses and noninterest expenses recorded.

Net Interest Margin Constrained; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.87 percent during the fourth quarter of 2007 compared to 4.04 percent for the fourth quarter of 2006 and 3.87 percent for the third quarter of 2007.  Affecting the net interest margin throughout 2007 was the impact of foregone interest on Heartland’s nonperforming loans which had increased to $32 million by year-end.  Additionally, early in the third quarter of 2007, a $20.5 million investment was made in bank owned life insurance upon which interest expense associated with the funding of this investment affects net interest margin while the corresponding earnings on this investment is recorded as noninterest income.

Fuller said, “Net interest margin, which gradually fell through much of last year, has leveled off at 3.87 percent due to managed pricing of loans and deposits. Given the asset sensitive posture of Heartland’s balance sheet, the most recent 75 basis point rate cut by the Fed and the possibility of additional rate cuts, Heartland will be challenged to maintain its net interest margin at the current level.  We will continue to proactively manage pricing in concert with changes in market interest rates.”

Net interest income on a tax-equivalent basis totaled $28.4 million during the fourth quarter of 2007, an increase of $724,000 or 3 percent from the $27.7 million recorded during the fourth quarter of 2006.  For the year 2007, net interest income on a tax-equivalent basis was $113.0 million, an increase of $4.7 million or 4 percent from the $108.3 million recorded during 2006. Contributing to these increases was the $194.2 million or 7 percent growth in average earning assets during the comparable quarterly periods and the $266.3 million or 10 percent growth in average earning assets during the year 2007 compared to 2006.

On a tax-equivalent basis, interest income in the fourth quarter of 2007 totaled $54.7 million compared to $52.2 million in the fourth quarter of 2006, an increase of $2.5 million or 5 percent. For the year 2007, interest income on a tax-equivalent basis increased $25.2 million or 13 percent over 2006. More than half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans.

Interest expense for the fourth quarter of 2007 was $26.2 million compared to $24.5 million in the fourth quarter of 2006, an increase of $1.7 million or 7 percent. On a yearly comparative basis, interest expense increased $20.5 million or 24 percent. Approximately 77 percent of Heartland’s certificate of deposit accounts will mature within the next twelve months at a weighted average rate of 4.87 percent.

Noninterest Income Rises; Noninterest Expense Moderates Despite Investments in New Facilities

Noninterest income increased by $389,000 or 5 percent during the fourth quarter of 2007 compared to the same quarter in 2006. The categories experiencing the largest increases for the comparative quarters were brokerage and insurance commissions and gains on sale of loans. During the fourth quarter of 2007, Heartland sold its credit card portfolio, resulting in a gain of $1.0 million. The increases in these categories were partially offset by losses on trading account securities and the amortization of investments made during the third quarter of 2007 in limited liability companies that own certified historic structures for which historic rehabilitation tax credits apply. For the year 2007, noninterest income increased $2.5 million or 9 percent over 2006, primarily from increased trust fees, brokerage and insurance commissions, gains on sale of loans and income on bank owned life insurance.

Fuller stated, “We are pleased that income from our Wealth Management Group and brokerage unit made healthy contributions in 2007.  These businesses grew their revenue by 11% and 66%, respectively.  The sale of our credit card portfolio in the fourth quarter of 2007 also added a one-time gain in this category, resulting in pre-tax revenue of $1.0 million.”

For the fourth quarter of 2007, noninterest expense increased $268,000 or 1 percent in comparison with the same period in 2006. The largest component of noninterest expense, salaries and employee benefits, decreased $630,000 or 5 percent during the fourth quarter of 2007 in comparison to the fourth quarter of 2006. This reduction in salaries and employee benefits expense was primarily related to a $2.3 million adjustment for lower employer incentive payouts and employer contributions to the company’s retirement plan. For the year 2007, noninterest expense increased $3.4 million or 4 percent when compared to 2006. Exclusive of the $2.4 million judgment recorded during 2006, noninterest expense increased $5.8 million or 6 percent in comparison to 2006. The largest contributor to this increase was salaries and employee benefits which grew by $3.6 million or 7 percent during the yearly comparative period, primarily due to branch expansions, including the formation of Summit Bank & Trust and Minnesota Bank & Trust, and additional staffing at Heartland’s operations center to provide support services to the growing number of bank subsidiaries. Total full-time equivalent employees increased to 982 at December 31, 2007, from 959 at December 31, 2006.

Recapping Heartland’s expansion efforts, Fuller said, “In 2007, we opened five new branch offices, relocated one office and initiated the organization of our newest de novo bank charter, Minnesota Bank & Trust. Looking into 2008, we plan to continue to make strategic investments in future growth by expanding our banking franchise in existing markets, albeit at a somewhat slower pace.”

Referring to the new bank being formed in Minnesota, Fuller said, “The organization of Heartland’s tenth independent charter is proceeding very well.   Applications have been filed with regulatory agencies and we are looking forward to a second quarter grand opening.  In the meantime, we have opened a loan production office now to gather momentum so the new bank can hit the ground running.”

Heartland’s effective tax rate was 22.9 percent for the fourth quarter of 2007 compared to 36.9 percent for the fourth quarter of 2006.  On a yearly comparative basis, Heartland’s effective tax rate was 29.0 percent during 2007 and 33.3 percent during 2006. The decrease in Heartland’s effective tax rate during the fourth quarter of 2007 resulted from $1.3 million in projected federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s newly acquired 99.9 percent ownership interest in two limited liability companies that own certified historic structures.
Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 19.29 percent during the fourth quarter of 2007 compared to 14.11 percent during the same quarter of 2006. For the years 2007 and 2006, tax-exempt income as a percentage of pre-tax income was 19.00 percent and 17.71 percent, respectively. The tax-equivalent adjustment for this tax-exempt interest income was $909,000 during the fourth quarter of 2007 compared to $907,000 during the same quarter in 2006. For the yearly comparative period, the tax-equivalent adjustment for tax-exempt interest income was $3.7 million for 2007 and $3.6 million for 2006.

Solid Loan Growth; Slower Growth in Deposits

At December 31, 2007, total assets had increased $205.9 million or 7 percent since year-end 2006, primarily because of loan growth. Despite the loss of $20.9 million in loans as a result of the sale of the Broadus branch of Rocky Mountain Bank in the second quarter of 2007, total loans and leases grew to $2.3 billion at December 31, 2007, an increase of $132.3 million or 6 percent since year-end 2006. The growth in loans was balanced between Heartland’s Midwestern and Western markets. The Heartland subsidiary banks experiencing notable loan growth this year were Dubuque Bank and Trust Company, New Mexico Bank & Trust, Rocky Mountain Bank and Summit Bank & Trust. The commercial and commercial real estate loan category grew by $148.9 million or 10 percent. Included in this change was the reclassification of $28.3 million of commercial real estate loans at Wisconsin Community Bank from the loans held for sale portfolio to the loans held to maturity portfolio as management intends to hold those loans in its portfolio.

Fuller commented, “While year over year loan growth was good, we saw loan demand slow as the year progressed. Despite this, we anticipate 2008 will be a reasonably good year in loan production, though we are focusing much more attention on controlling our existing nonperformers.”

Despite the loss of $30.2 million in deposits as a result of the Broadus branch sale, total deposits grew to $2.38 billion at December 31, 2007, an increase of $64.6 million or 3 percent since year-end 2006. The sale of the Broadus branch of Rocky Mountain Bank included deposits of $30.2 million. Growth in deposits was weighted more heavily in Heartland’s Midwestern markets. Demand deposits experienced a $10.0 million or 3 percent increase and savings deposit balances experienced a $32.1 million or 4 percent increase despite the $3.4 million in demand deposits and $10.6 million in savings deposits lost as part of the Broadus branch sale. The increase in savings deposits primarily resulted from the promotion of a new money market product. Time deposits, excluding brokered time deposits, increased $54.1 million or 5 percent with a majority of the growth at the Midwestern banks where depositors tend to favor the term deposit product. Included in the Broadus branch sale were $16.2 million in time deposits. Brokered time deposit balances decreased $31.6 million or 31 percent during the year. At December 31, 2007, brokered time deposits totaled $69.0 million or 3 percent of total deposits compared to $100.6 million or 4 percent of total deposits at year-end 2006.

Increase in Nonperforming Loans

The allowance for loan and lease losses at December 31, 2007, was 1.45 percent of loans and 104 percent of nonperforming loans, compared to 1.40 percent of loans and 356 percent of nonperforming loans at December 31, 2006, and 1.38 percent of loans and 104 percent of nonperforming loans at September 30, 2007. Additions to the allowance for loan and lease losses were primarily driven by the continued softening of the economy and reduced real estate values, particularly in the Phoenix market. Nonperforming loans were $31.8 million or 1.40 percent of total loans and leases at December 31, 2007, compared to $8.4 million or 0.39 percent of total loans and leases at December 31, 2006, and $30.4 million or 1.33 percent of total loans and leases at September 30, 2007. The majority of the $23.4 million increase in nonperforming loans from December 31, 2006, occurred during the second and third quarters of 2007. Over half of this increase was attributable to nonperforming loans at Wisconsin Community Bank totaling $10.2 million, of which $2.5 million in outstanding balances is covered by government guarantees, and nonperforming loans at Arizona Bank & Trust totaling $5.3 million. The remaining increase was distributed among the other bank subsidiaries and related to a few loan customers. Net charge-offs during the fourth quarter of 2007 were $1.7 million compared to $1.9 million, $2.9 million and $362,000 during the third, second and first quarters of 2007, respectively.  Management monitors the loan portfolio of each bank subsidiary and, at this point, does not feel that the increase in nonperforming loans is any indication of a systemic problem but is more likely a result of the continuing shift in the economy in some of Heartland’s markets. With all the recent attention given to subprime lending, Heartland feels it is important to inform investors that its bank subsidiaries have not been active in the origination of subprime loans. Because of the net realizable value of collateral, guarantees and other factors, management expects losses on Heartland’s nonperforming loans during 2008 to be below the amounts experienced during 2007.

Fuller concluded, “A great deal of time and talent is now focused on reducing the level of our nonperforming loans to unlock the earnings potential as those dollars are converted back into earning assets. Other steps we are taking this year to enhance the long-term value of our financial network include programs to grow core demand deposits, as well as, aggressive expense management.”

Conference Call Details

Heartland will host a conference call for investors at 3:00 p.m. CDT today. To participate, dial 800-218-0204 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through February 4, 2008, by dialing 800-405-2236, code 11106765, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.:

Heartland Financial USA, Inc. is a $3.3 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The Company currently has 59 banking locations in 40 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montanaand Colorado. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Heartland’s financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions.  Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following:  (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Risk Factors section of its Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Years Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006
Interest Income
Interest and fees on loans and leases	$46,083	$44,738	$186,795	$166,588
Interest on securities and other:
Taxable	5,927	5,128	21,937	17,593
Nontaxable	1,665	1,445	6,079	5,783
Interest on federal funds sold	77	-	387	164
Interest on deposits in other financial institutions	13	6	33	22
Total Interest Income	53,765	51,317	215,231	190,150
Interest Expense
Interest on deposits	19,540	18,073	77,865	62,530
Interest on short-term borrowings	2,748	2,952	13,293	9,828
Interest on other borrowings	3,971	3,508	14,733	13,051
Total Interest Expense	26,259	24,533	105,891	85,409
Net Interest Income	27,506	26,784	109,340	104,741
Provision for loan and lease losses	3,304	(157)	10,073	3,883
Net Interest Income After Provision for Loan and Lease Losses	24,202	26,941	99,267	100,858
Noninterest Income
Service charges and fees	2,821	2,704	11,108	11,058
Loan servicing income	1,273	1,091	4,376	4,279
Trust fees	1,788	1,926	8,053	7,258
Brokerage and insurance commissions	939	532	3,097	1,871
Securities gains, net	38	125	341	553
Gain (loss) on trading account securities	(185)	80	(105)	141
Impairment loss on equity securities	-	-	-	(76)
Gains on sale of loans	1,527	611	3,578	2,289
Income on bank owned life insurance	565	382	1,777	1,151
Other noninterest income	(676)	250	(264)	920
Total Noninterest Income	8,090	7,701	31,961	29,444
Noninterest Expense
Salaries and employee benefits	11,888	12,518	54,568	50,975
Occupancy	1,961	1,918	7,902	7,291
Furniture and equipment	1,848	1,737	6,972	6,724
Outside services	2,544	2,450	9,555	9,404
Advertising	948	1,030	3,642	3,893
Other intangibles amortization	240	249	892	942
Other noninterest expenses	4,105	3,364	14,326	15,220
Total Noninterest Expense	23,534	23,266	97,857	94,449
Income Before Income Taxes	8,758	11,376	33,371	35,853
Income taxes	2,006	3,913	9,409	11,578
Income From Continuing Operations	6,752	7,463	23,962	24,275
Discontinued Operations
Income from operations of discontinued operations(1)	-	567	2,756	1,758
Income taxes	-	497	1,085	931
Income From Discontinued Operations	-	70	1,671	827
Net Income	$6,752	$7,533	$25,633	$25,102
Earnings per common share-basic	$.41	$.46	$1.56	$1.52
Earnings per common share-diluted	$.41	$.45	$1.54	$1.50
Earnings per common share from continuing operations-basic	$.41	$.45	$1.45	$1.47
Earnings per common share from continuing operations-diluted	$.41	$.44	$1.44	$1.45
Weighted average shares outstanding-basic	16,481,854	16,531,998	16,477,684	16,507,960
Weighted average shares outstanding-diluted	16,574,540	16,784,656	16,596,806	16,734,989

(1)Includes a gain of $2,442 on the sale of Rocky Mountain Bank’s Broadus branch during the second quarter of 2007

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Interest Income
Interest and fees on loans and leases	$ 46,083	$ 47,406	$ 47,748	$ 45,558	$ 44,738
Interest on securities and other:
Taxable	5,927	5,446	5,267	5,297	5,128
Nontaxable	1,665	1,513	1,443	1,458	1,445
Interest on federal funds sold	77	310	-	-	-
Interest on deposits in other financial institutions	13	2	8	10	6
Total Interest Income	53,765	54,677	54,466	52,323	51,317
Interest Expense
Interest on deposits	19,540	20,477	19,550	18,298	18,073
Interest on short-term borrowings	2,748	2,764	3,970	3,811	2,952
Interest on other borrowings	3,971	4,199	3,240	3,323	3,508
Total Interest Expense	26,259	27,440	26,760	25,432	24,533
Net Interest Income	27,506	27,237	27,706	26,891	26,784
Provision for loan and lease losses	3,304	575	4,268	1,926	(157)
Net Interest Income After Provision for Loan and Lease Losses	24,202	26,662	23,438	24,965	26,941
Noninterest Income
Service charges and fees	2,821	2,861	2,855	2,571	2,704
Loan servicing income	1,273	1,068	1,040	995	1,091
Trust fees	1,788	2,089	2,055	2,121	1,926
Brokerage and insurance commissions	939	820	845	493	532
Securities gains, net	38	31	147	125	125
Gain (loss) on trading account securities	(185)	(7)	46	41	80
Impairment loss on equity securities	-	-	-	-	-
Gains on sale of loans	1,527	604	856	591	611
Income on bank owned life insurance	565	595	317	300	382
Other noninterest income	(676)	(145)	(68)	374	250
Total Noninterest Income	8,090	7,916	8,093	7,611	7,701
Noninterest Expense
Salaries and employee benefits	11,888	14,301	14,210	14,169	12,518
Occupancy	1,961	2,004	2,010	1,927	1,918
Furniture and equipment	1,848	1,669	1,779	1,676	1,737
Outside services	2,544	2,374	2,368	2,269	2,450
Advertising	948	886	1,039	769	1,030
Other intangibles amortization	240	241	192	219	249
Other noninterest expenses	4,105	3,272	3,331	3,367	3,364
Total Noninterest Expense	23,534	24,747	24,929	24,396	23,266
Income Before Income Taxes	8,758	9,831	6,602	8,180	11,376
Income taxes	2,006	2,906	1,965	2,532	3,913
Income From Continuing Operations	6,752	6,925	4,637	5,648	7,463
Discontinued Operations
Income from operations of discontinued operations(1)	-	-	2,565	191	567
Income taxes	-	-	1,017	68	497
Income From Discontinued Operations	-	-	1,548	123	70
Net Income	$ 6,752	$ 6,925	$ 6,185	$ 5,771	$ 7,533
Earnings per common share-basic	$ .41	$ 0.42	$ .38	$ .35	$ .46
Earnings per common share-diluted	$ .41	$ 0.42	$ .37	$ .34	$ .45
Earnings per common share from continuingoperations-basic	$ .41	$ 0.42	$ .28	$ .34	$ .45
Earnings per common share from continuingoperations-diluted	$ .41	$ 0.42	$ .28	$ .34	$ .44
Weighted average shares outstanding-basic	16,481,854	16,447,270	16,451,031	16,542,876	16,531,998
Weighted average shares outstanding-diluted	16,574,540	16,543,635	16,644,286	16,760,688	16,784,656

(1)Includes a gain of $2,442 on the sale of Rocky Mountain Bank’s Broadus branch during the second quarter of 2007

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006
Assets
Cash and cash equivalents	$ 46,832	$ 31,591	$ 35,721	$ 62,232	$ 49,143
Securities	689,949	648,337	590,194	587,803	617,040
Loans held for sale	12,679	16,267	22,346	42,644	50,381
Loans and leases:
Held to maturity	2,280,167	2,274,119	2,298,256	2,224,097	2,147,845
Allowance for loan and lease losses	(32,993)	(31,438)	(32,738)	(31,545)	(29,981)
Loans and leases, net	2,247,174	2,242,681	2,265,518	2,192,552	2,117,864
Premises, furniture and equipment, net	120,285	119,461	115,885	112,951	108,567
Goodwill	40,207	40,207	40,207	40,207	39,817
Other intangible assets, net	8,369	8,378	8,530	8,997	9,010
Cash surrender value on life insurance	55,532	54,936	33,810	33,698	33,371
Assets of discontinued operations held for sale	-	-	-	20,947	-
Other assets	43,099	40,597	42,205	34,329	33,049
Total Assets	$ 3,264,126	$ 3,202,455	$ 3,154,416	$ 3,136,360	$ 3,058,242

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 381,499	$ 367,617	$ 368,234	$ 360,744	$ 371,465
Savings	855,036	850,845	804,949	825,600	822,915
Brokered time deposits	68,984	116,082	119,958	118,151	100,572
Other time deposits	1,070,780	1,086,732	1,075,024	1,045,330	1,016,705
Total deposits	2,376,299	2,421,276	2,368,165	2,349,825	2,311,657
Short-term borrowings	354,146	256,822	274,141	304,342	275,694
Other borrowings	263,607	268,716	268,758	210,804	224,523
Liabilities of discontinued operations held for sale	-	-	-	32,086	-
Accrued expenses and other liabilities	39,474	33,366	31,709	27,453	36,657
Total Liabilities	3,033,526	2,980,180	2,942,773	2,924,510	2,848,531
Stockholders’ Equity	230,600	222,275	211,643	211,850	209,711
Total Liabilities and Stockholders’ Equity	$ 3,264,126	$ 3,202,455	$ 3,154,416	$ 3,136,360	$ 3,058,242

Common Share Data
Book value per common share	$ 14.04	$ 13.48	$ 12.88	$ 12.85	$ 12.65
FAS 115 effect on book value per common share	$ 0.37	$ 0.13	$ (0.15)	$ 0.10	$ 0.05
Common shares outstanding, net of treasury stock	16,427,016	16,492,245	16,437,459	16,484,541	16,572,080

Tangible Capital Ratio(1)	5.78%	5.62%	5.35%	5.38%	5.46%

(1) Total stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Years Ended
	12/31/2007	12/31/2006	12/31/2007	12/31/2006

Average Balances
Assets	$ 3,211,155	$ 3,051,995	$ 3,154,824	$ 2,929,702
Loans and leases, net of unearned	2,283,591	2,151,870	2,272,021	2,071,662
Deposits	2,409,315	2,263,567	2,361,003	2,176,023
Earning assets	2,910,942	2,716,768	2,862,036	2,595,712
Interest bearing liabilities	2,571,327	2,391,269	2,527,839	2,283,502
Stockholders’ equity	225,945	204,438	215,740	195,124
Tangible stockholders’ equity	184,871	162,053	174,172	154,368

Earnings Performance Ratios
Annualized return on average assets	0.83%	0.98%	0.81%	0.86%
Annualized return on average equity	11.86	14.62	11.88	12.86
Annualized return on average tangible equity	14.49	18.44	14.72	16.26
Annualized net interest margin(1)	3.87	4.04	3.95	4.17
Efficiency ratio(2)	64.54	65.97	67.65	68.83

(1)       Tax equivalent basis is calculated using an effective tax rate of 35%
(2)       Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarters Ended
	12/31/2007	9/30/2007	6/30/2007	3/31/2007	12/31/2006

Average Balances
Assets	$ 3,211,155	$ 3,176,715	$ 3,158,088	$ 3,073,337	$ 3,051,995
Loans and leases, net of unearned	2,283,591	2,287,264	2,302,037	2,214,852	2,151,870
Deposits	2,409,315	2,415,158	2,348,386	2,270,678	2,263,567
Earning assets	2,910,942	2,890,761	2,857,840	2,790,087	2,716,768
Interest bearing liabilities	2,571,327	2,558,460	2,524,956	2,457,797	2,391,269
Stockholders’ equity	225,945	216,038	211,639	209,338	204,438
Tangible stockholders’ equity	184,871	174,637	169,641	167,566	162,053

Earnings Performance Ratios
Annualized return on average assets	0.83%	0.86%	0.79%	0.76%	0.98%
Annualized return on average equity	11.86	12.72	11.72	11.18	14.62
Annualized return on average tangible equity	14.49	15.91	14.62	13.97	18.44
Annualized net interest margin(1)	3.87	3.87	4.02	4.04	4.04
Efficiency ratio(2)	64.54	68.58	68.39	69.13	65.97

(1)       Tax equivalent basis is calculated using an effective tax rate of 35%
(2)       Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For
	the Year	the Year	The Year
	Ended	Ended	Ended
	12/31/2007	12/31/2006	12/31/2005
Loan and Lease Data
Commercial and commercial real estate	$ 1,632,597	$ 1,483,738	$ 1,304,080
Residential mortgage	217,044	225,343	219,671
Agricultural and agricultural real estate	225,663	233,748	230,357
Consumer	199,518	194,652	181,019
Direct financing leases, net	9,158	14,359	21,586
Unearned discount and deferred loan fees	(3,813)	(3,995)	(3,647)
Total loans and leases	$ 2,280,167	$ 2,147,845	$ 1,953,066

Asset Quality
Nonaccrual loans	$ 30,694	$ 8,104	$ 14,877
Loans past due ninety days or more as to interest orprincipal payments	1,134	315	115
Other real estate owned	2,195	1,575	1,586
Other repossessed assets	438	349	471
Total nonperforming assets	$ 34,461	$ 10,343	$ 17,049

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 29,981	$ 27,791	$ 24,973
Provision for loan and lease losses from continuingoperations	10,073	3,883	6,533
Provision for loan and lease losses from discontinuedoperations	-	(5)	31
Loans charged off	(8,564)	(3,989)	(4,579)
Recoveries	1,641	1,733	1,152
Reclass for unfunded commitments to other liabilities	-	-	(319)
Additions related to acquired bank	-	591	-
Reductions related to discontinued operations	(138)	(23)	-
Balance, end of period	$ 32,993	$ 29,981	$ 27,791

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	1.40%	0.39%	0.77%
Ratio of nonperforming assets to total assets	1.06	0.34	0.60
Ratio of net loan chargeoffs to average loans and leases	0.30	0.11	0.18
Allowance for loan losses as a percent of loans andleases	1.45	1.40	1.42
Allowance for loan losses as a percent of nonperforming loans and leases	103.66	356.11	185.37

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	12/31/2007			12/31/2006
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$503,504	$5,927	4.67%	$464,166	$5,129	4.38%
Nontaxable(1)	147,715	2,400	6.45	131,268	2,186	6.61
Total securities	651,219	8,327	5.07	595,434	7,315	4.87
Interest bearing deposits	749	13	6.89	790	6	3.01
Federal funds sold	6,827	77	4.47	-	-	-
Loans and leases:
Commercial and commercial real estate(1)	1,617,292	31,349	7.69	1,482,378	29,528	7.90
Residential mortgage	233,829	3,904	6.62	241,786	4,044	6.64
Agricultural and agricultural real estate(1)	224,981	4,481	7.90	220,238	4,599	8.28
Consumer	197,394	5,173	10.40	193,332	4,919	10.09
Direct financing leases, net	10,096	154	6.05	14,136	211	5.92
Fees on loans	-	1,196	-	-	1,602	-
Less: allowance for loan and lease losses	(31,445)	-	-	(31,326)	-	-
Net loans and leases	2,252,147	46,257	8.15	2,120,544	44,903	8.40
Total earning assets	2,910,942	$54,674	7.45%	2,716,768	$52,224	7.63%
Nonearning Assets	300,213			335,227
Total Assets	$3,211,155			$3,051,995
Interest Bearing Liabilities
Interest bearing deposits
Savings	$848,746	$5,272	2.46%	$802,182	$5,459	2.70%
Time, $100,000 and over	317,085	3,913	4.90	234,815	2,785	4.71
Other time deposits	868,105	10,355	4.73	869,070	9,829	4.49
Short-term borrowings	273,882	2,748	3.98	254,105	2,952	4.61
Other borrowings	263,509	3,971	5.98	231,097	3,508	6.02
Total interest bearing liabilities	2,571,327	26,259	4.05	2,391,269	24,533	4.07
Noninterest Bearing Liabilities
Noninterest bearing deposits	375,379			357,500
Accrued interest and other liabilities	38,504			98,788
Total noninterest bearing liabilities	413,883			456,288
Stockholders’ Equity	225,945			204,438
Total Liabilities and Stockholders’ Equity	$3,211,155			$3,051,995
Net interest income(1)		$28,415			$27,691
Net interest spread(1)			3.40%			3.56%
Net interest income to total earning assets(1)			3.87%			4.04%
Interest bearing liabilities to earning assets	88.33%			88.02%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Years Ended
	12/31/2007			12/31/2006
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$477,338	$21,937	4.60%	$419,625	$17,594	4.19%
Nontaxable(1)	136,552	9,077	6.65	131,149	8,843	6.74
Total securities	613,890	31,014	5.05	550,774	26,437	4.80
Interest bearing deposits	700	33	4.71	555	22	3.96
Federal funds sold	7,295	387	5.31	2,522	164	6.50
Loans and leases:
Commercial and commercial real estate(1)	1,597,247	125,916	7.88	1,427,989	109,495	7.67
Residential mortgage	240,932	16,303	6.77	228,954	14,964	6.54
Agricultural and agricultural real estate(1)	225,471	18,209	8.08	212,992	17,077	8.02
Consumer	196,432	20,655	10.52	187,814	18,684	9.95
Direct financing leases, net	11,939	714	5.98	13,913	839	6.03
Fees on loans	-	5,696	-	-	6,054	-
Less: allowance for loan and lease losses	(31,870)	-	-	(29,801)	-	-
Net loans and leases	2,240,151	187,493	8.37	2,041,861	167,113	8.18
Total earning assets	2,862,036	$218,927	7.65%	2,595,712	$193,736	7.46%
Nonearning Assets	292,788			333,990
Total Assets	$3,154,824			$2,929,702
Interest Bearing Liabilities
Interest bearing deposits
Savings	$831,675	$22,404	2.69%	$781,636	$18,993	2.43%
Time, $100,000 and over	291,073	14,307	4.92	220,736	9,287	4.21
Other time deposits	876,146	41,154	4.70	826,610	34,250	4.14
Short-term borrowings	287,428	13,293	4.62	225,500	9,828	4.36
Other borrowings	241,517	14,733	6.10	229,020	13,051	5.70
Total interest bearing liabilities	2,527,839	105,891	4.19	2,283,502	85,409	3.74
Noninterest Bearing Liabilities
Noninterest bearing deposits	362,109			347,041
Accrued interest and other liabilities	49,136			104,035
Total noninterest bearing liabilities	411,245			451,076
Stockholders’ Equity	215,740			195,124
Total Liabilities and Stockholders’ Equity	$3,154,824			$2,929,702
Net interest income(1)		$113,036			$108,327
Net interest spread(1)			3.46%			3.72%
Net interest income to total earning assets(1)			3.95%			4.17%
Interest bearing liabilities to earning assets	88.32%			87.97%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Year Ended 12/31/2007	As of and For the Year Ended 12/31/2006	As of and For the Year Ended 12/31/2005
Total Assets
Dubuque Bank and Trust Company	$976,489	$843,282	$833,885
New Mexico Bank & Trust	672,863	638,712	557,062
Wisconsin Community Bank	399,532	413,108	390,842
Rocky Mountain Bank	427,437	438,972	388,149
Galena State Bank and Trust Company	215,698	219,863	241,719
Riverside Community Bank	225,206	199,483	195,099
Arizona Bank & Trust	222,576	223,567	136,832
First Community Bank	127,305	118,010	121,337
Summit Bank & Trust	46,668	21,590	-
Total Deposits
Dubuque Bank and Trust Company	$670,257	$636,527	$608,687
New Mexico Bank & Trust	459,530	437,708	388,935
Wisconsin Community Bank	321,647	336,015	311,436
Rocky Mountain Bank	305,933	335,053	306,967
Galena State Bank and Trust Company	177,040	178,388	179,437
Riverside Community Bank	187,052	162,319	153,791
Arizona Bank & Trust	155,093	176,438	118,959
First Community Bank	103,602	95,287	95,506
Summit Bank & Trust	30,860	6,514	-
Return on Average Assets
Dubuque Bank and Trust Company	1.34%	1.45%	1.28%
New Mexico Bank & Trust	1.48	1.21	1.10
Wisconsin Community Bank	0.62	0.53	0.63
Rocky Mountain Bank	1.51	1.18	0.72
Galena State Bank and Trust Company	0.92	1.35	1.22
Riverside Community Bank	0.55	0.64	0.83
Arizona Bank & Trust	(0.08)	0.47	0.19
First Community Bank	1.30	1.01	1.00
Summit Bank & Trust	(2.43)	(6.31)	-
Net Interest Margin
Dubuque Bank and Trust Company	3.40%	3.61%	3.48%
New Mexico Bank & Trust	4.80	5.05	4.75
Wisconsin Community Bank	3.45	3.83	3.75
Rocky Mountain Bank	4.76	5.16	4.93
Galena State Bank and Trust Company	3.40	3.45	3.43
Riverside Community Bank	3.39	3.71	3.76
Arizona Bank & Trust	4.56	4.92	5.03
First Community Bank	3.80	3.95	3.80
Summit Bank & Trust	5.10	6.98	-
Net Income (Loss)
Dubuque Bank and Trust Company	$11,907	$11,990	$10,156
New Mexico Bank & Trust	8,727	6,873	5,565
Wisconsin Community Bank	2,355	2,109	2,444
Rocky Mountain Bank	6,622	4,840	2,757
Galena State Bank and Trust Company	1,895	3,167	2,808
Riverside Community Bank	1,055	1,252	1,608
Arizona Bank & Trust	(154)	902	199
First Community Bank	1,476	1,197	1,198
Summit Bank & Trust	(965)	(1,220)	-

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 12/31/2007	As of 12/31/2006	As of 12/31/2005
Total Portfolio Loans
Dubuque Bank and Trust Company	$637,782	$581,166	$575,293
New Mexico Bank & Trust	455,383	410,438	330,609
Wisconsin Community Bank	285,010	272,407	270,837
Rocky Mountain Bank	316,776	309,943	279,230
Galena State Bank and Trust Company	144,152	158,222	176,813
Riverside Community Bank	146,925	137,102	132,781
Arizona Bank & Trust	160,309	160,614	94,285
First Community Bank	84,475	81,498	83,506
Summit Bank & Trust	27,493	14,953	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$7,827	$7,235	$7,376
New Mexico Bank & Trust	6,079	5,352	4,497
Wisconsin Community Bank	4520	4,570	4,285
Rocky Mountain Bank	4,061	4,044	4,048
Galena State Bank and Trust Company	1,830	2,049	2,181
Riverside Community Bank	1,885	1,747	1,674
Arizona Bank & Trust	3,605	2,133	1,181
First Community Bank	1,179	1,182	1,191
Summit Bank & Trust	367	192	-
Nonperforming Loans
Dubuque Bank and Trust Company	$3,344	$1,216	$2,745
New Mexico Bank & Trust	1,130	2,206	2,359
Wisconsin Community Bank	12,152	1,966	1,321
Rocky Mountain Bank	2,099	822	5,634
Galena State Bank and Trust Company	1,707	370	965
Riverside Community Bank	2,671	602	462
Arizona Bank & Trust	5,541	254	7
First Community Bank	1,312	588	992
Summit Bank & Trust	1,376	-	-
Allowance As a Percent of Total Loans
Dubuque Bank and Trust Company	1.23%	1.24%	1.28%
New Mexico Bank & Trust	1.33	1.30	1.36
Wisconsin Community Bank	1.59	1.68	1.58
Rocky Mountain Bank	1.28	1.30	1.45
Galena State Bank and Trust Company	1.27	1.30	1.23
Riverside Community Bank	1.28	1.27	1.26
Arizona Bank & Trust	2.25	1.33	1.25
First Community Bank	1.40	1.45	1.43
Summit Bank & Trust	1.33	1.28	-